UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2005

NATIONAL FUEL GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-3880 (Commission File Number)	13-1086010 (IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)

Registrant's telephone number, including area code:	(716) 857-7000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition
Item 7.01   Regulation FD Disclosure

        On October 6, 2005, National Fuel Gas Company (the “Company”) issued a press release updating its production outlook, reviewing the effect of sustained high energy prices on its operating units and revising earnings guidance. The press release includes earnings guidance for the quarter and fiscal year ended September 30, 2005. A copy of the press release is hereby incorporated by reference into these Items 2.02 and 7.01 and furnished as part of this Current Report as Exhibit 99.

Item 2.06   Material Impairments

        On October 6, 2005, Horizon Power, Inc., a wholly owned subsidiary of the Company, concluded that a charge for impairment of its interest in a natural gas fired co-generation plant in the town of North East, Pennsylvania, in the amount of $4.2 million (pre-tax), is required under generally accepted accounting principles applicable to the Company. The facts and circumstances leading to this conclusion are described in the paragraph under the heading “Other Nonregulated Segments” on page 8 of Exhibit 99 hereto. Such paragraph is hereby incorporated by reference into this Item 2.06 and filed as part of this Item 2.06. The impairment charge will not result in future cash expenditures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99	Press Release issued October 6, 2005 updating production outlook, reviewing effect of sustained high energy prices and revising earnings guidance

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY By: /s/ J. R. Peterson J. R. Peterson Assistant Secretary

EXHIBIT INDEX

         Exhibit Number              Description

99	Press Release issued October 6, 2005 updating production outlook, reviewing effect of sustained high energy prices and revising earnings guidance